Exhibit 99.1

Exicure, Inc. Reports Full Year 2021 Financial Results and Corporate Progress
•Continues to advance preclinical discovery of its SCN9A research program, anticipates reporting results from initial in vivo animal studies by year-end 2022
•Continues progression of work with partnered programs, with plan of meeting potential pre-clinical milestones in 2023

CHICAGO, IL. — March 25, 2022 — Exicure, Inc. (NASDAQ: XCUR), a pioneer in gene regulatory and immunotherapeutic drugs utilizing spherical nucleic acid (SNA™) technology, today reported full year financial results for the quarter and year ended December 31, 2021 and provided an update on its business strategy and corporate progress.

“This past year brought significant challenges to our organization that prompted strategic decisions at year-end to refocus our business strategy on our next generation pipeline and investments in neuroscience in order to be cash efficient,” said Matthias Schroff, Ph.D., Chief Executive Officer of Exicure. “Entering 2022, I believe we are off to a good start as we have now fully aligned our resources to support development of our preclinical programs targeting SCN9A for the treatment of pain and advancement of ongoing discovery associated with our Ipsen and AbbVie partner programs. I want to acknowledge our team for their commitment to moving our company forward during this difficult time and thank them for their continued dedication in our mission to pursue treatments for patients with unmet medical needs,” concluded Dr. Schroff.

Corporate Progress

Corporate highlights for 2021 include:

•Entered into an exclusive collaboration targeting rare neurodegenerative disorders with Ipsen in July 2021 to research, develop, and commercialize novel Spherical Nucleic Acids (SNAs) as potential investigational treatments for Huntington’s disease (HD) and Angelman syndrome (AS).
•Completed a strategic review in fourth quarter of 2021, which resulted in a restructuring and pipeline focus on preclinical programs targeting SCN9A in pain and partnered programs.
•Completed a $11.5 million registered direct offering in December 2021.

Priorities for 2022 include:

•Advancement of the Company’s SCN9A preclinical discovery program. Exicure anticipates results from initial in vivo animal studies by year-end 2022 with goal of therapeutic candidate selection in the second half of 2023.
•Progressing work with the Company’s partnered programs, with plan of meeting potential pre-clinical milestones in 2023.
•Actively pursuing strategic out-license opportunities for cavrotolimod.
•Ongoing pursuit of near-term partnering opportunities for pain and other neuroscience programs.

2021 Financial Results

Cash Position: Cash, cash equivalents and short-term investments were $48.3 million as of December 31, 2021, as compared to $83.3 million as of December 31, 2020. The Company expects that its cash and cash equivalents will fund its current operations into the fourth quarter of 2022.

Revenue: Revenue was $(0.5) million during the year ended December 31, 2021, reflecting a decrease of $17.1 million from revenue of $16.6 million for the year ended December 31, 2020. The decrease in revenue is mostly due to a decrease in non-cash revenue of $19.3 million associated with the Company’s collaboration with AbbVie partially offset by the recognition of non-cash revenue of $2.3 million associated with the Company’s collaboration with Ipsen. Revenue recognized (reversed) associated with the Company’s collaboration with AbbVie for the year ended December 31, 2021 reflects the cumulative catchup adjustment (reduction) of revenue in connection with the change in estimate that resulted from a change in workplan related to the Company’s collaboration with AbbVie during the third quarter of 2021.

Research and Development (R&D) Expense: Research and development expenses were $49.0 million for the year ended December 31, 2021, as compared to $32.1 million for the year ended December 31, 2020. The increase is due to an increase in clinical trial activities during the year as well as the impact of higher than average headcount during 2021 as compared to the prior year period.

General and Administrative (G&A) Expense: General and administrative expenses were $13.1 million for the year ended December 31, 2021, as compared with $10.0 million for the year ended December 31, 2020. The increase is mostly due to costs related to new hires needed to grow the Company as it evolved, one-time severance costs of $0.6 million associated with the December 2021 restructuring, as well as higher legal costs and other costs associated with being a public company.

Net Loss: The Company had a net loss of $64.1 million for the year ended December 31, 2021, as compared to a net loss of $24.7 million for the year ended December 31, 2020. The increase in net loss was primarily driven by lower non-cash revenue during the period largely impacted by the reversal of non-cash revenue in 2021 associated with Exicure’s collaboration with AbbVie as well as higher R&D and G&A costs as discussed above.
Going Concern: The Company’s expectation to continue to generate operating losses and negative operating cash flows in the future and the need for additional funding to support its planned operations raise substantial doubt regarding its ability to continue as a going concern within one year after the date that its consolidated financial statements for the year ended December 31, 2021 are issued. The Company will require additional financing to address the Company’s working capital and other financing needs.

About Exicure

Exicure, Inc. is a an early-stage biotechnology company developing nucleic acid therapies targeting ribonucleic acid against validated targets to neurological disorders and hair loss. Exicure believes that its proprietary Spherical Nucleic Acid, or SNA, architecture has distinct chemical and biological properties that may provide advantages over other nucleic acid therapeutics and may have therapeutic potential to target diseases not typically addressed with other nucleic acid therapeutics. Exicure is based in Chicago, IL. For further information, see www.exicuretx.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements in this press release other than statements of historical fact may be deemed forward looking including, but not limited to: statements regarding the Company’s business plans and objectives; the substantial doubt about the Company’s ability to continue as a going concern; the Company’s anticipated cash runway; the Company’s ability to grow its strategic partnerships and the potential achievement of any clinical trial milestones pursuant to license and collaboration agreements; the continuation of pre-clinical discovery of potential therapeutic candidates and the ability to develop, and possibly partner, product candidates for the treatment of neurological conditions; the potential advantages and clinical benefit of the Company’s SNA platform and advancement of SCN9A preclinical discovery and the timing of results from initial studies and therapeutic candidate selection; the pursuit of out-license opportunities for cavrotolimod; the future prospects of the Company; and the Company’s ability to execute on programs and reduce overall costs. Words such as “plans,” “expects,” “will,” “anticipates,” “continue,” “expand,” “advance,” “develop” “believes,” “guidance,” “target,” “may,” “remain,” “project,” “outlook,” “intend,” “estimate,” “could,” “should,” and other words and terms of similar meaning and expression are intended to identify forward-looking statements, although not all forward-looking statements contain such terms. Forward-looking statements are based on management’s current beliefs and assumptions that are subject to risks and uncertainties and are not guarantees of future performance. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors, including, without limitation: market and other conditions; the Company’s ability to adequately finance its business and seek alternative sources of financing the risks that the ongoing COVID-19 pandemic may disrupt the Company’s business and/or the global healthcare system (including its supply chain) more severely than it has to date or more severely than anticipated; unexpected costs, charges or expenses that reduce the Company’s capital resources; the unproven approach of the Company’s SNA platform; the Company’s preclinical programs do not advance into clinical or result in approved products on a timely or cost effective basis or at all; the results of early clinical trials are not always being predictive of future results; the cost, timing and results of clinical trials; that many drug candidates do not become approved drugs on a timely or cost effective basis or at all; the ability to enroll patients in clinical trials; possible safety and efficacy concerns; regulatory developments; the ability of the Company to obtain or maintain its existing or future collaborations, licenses or contractual relationships and/or collaborate successfully with strategic partners; regulatory developments; exposure to litigation, including patent litigation, and/or regulatory actions; the ability of the Company to protect its intellectual property rights; and the impact of the completion of the Company’s previously reported internal investigation on the Company’s business and diversion of management time and attention on related issues, including any related investigations or proceedings, shareholder lawsuits, reputational harm, or the possibility that executives or other employees may resign. Given these risks and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. For a discussion of other risks and uncertainties, and other important factors, any of which could cause the Company’s actual results to differ from those contained in the forward-looking statements, see the section titled “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2021 filed with the Securities and Exchange Commission on November 19, 2021, as updated by the Company’s subsequent filings with the Securities and Exchange Commission. All information in this press release is as of the date of the release, and the Company undertakes no duty to update this information or to publicly announce the results of any revisions to any of such statements to reflect future events or developments, except as required by law.

Media Contact:
Karen Sharma
MacDougall
781-235-3060
ksharma@macbiocom.com

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EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share and per share data)

	December 31,
	2021	2020

ASSETS
Current assets:
Cash and cash equivalents	$34,644	$33,262
Short-term investments	4,497	48,818
Accounts receivable	—	11
Prepaid expenses and other assets	4,525	4,231
Total current assets	43,666	86,322
Property and equipment, net	3,927	4,123
Right-of-use asset	7,950	8,606
Other noncurrent assets	9,325	1,393
Total assets	$64,868	$100,444
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$6,873	$—
Accounts payable	3,413	1,866
Accrued expenses and other current liabilities	6,464	3,525
Deferred revenue, current	17,317	8,343
Total current liabilities	34,067	13,734
Long-term debt, net	—	16,589
Deferred revenue, noncurrent	11,509	—
Lease liability, noncurrent	7,404	7,959
Other noncurrent liabilities	656	656
Total liabilities	$53,636	$38,938

Stockholders’ equity:
Preferred stock, $0.0001 par value per share; 10,000,000 shares authorized, no shares issued and outstanding, December 31, 2021 and December 31, 2020	—	—
Common stock, $0.0001 par value per share; 200,000,000 shares authorized, 108,783,144 issued and outstanding, December 31, 2021; 87,651,352 issued and outstanding, December 31, 2020	11	9
Additional paid-in capital	181,290	167,379
Accumulated other comprehensive (loss) income	(2)	83
Accumulated deficit	(170,067)	(105,965)
Total stockholders' equity	11,232	61,506
Total liabilities and stockholders’ equity	$64,868	$100,444

EXICURE, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Year Ended December 31,
	2021	2020
Revenue:
Collaboration revenue	$(483)	$16,613
Total revenue	(483)	16,613
Operating expenses:
Research and development expense	48,979	32,094
General and administrative expense	13,087	9,955
Total operating expenses	62,066	42,049
Operating loss	(62,549)	(25,436)
Other (expense) income, net:
Dividend income	8	47
Interest income	141	972
Interest expense	(1,691)	(573)
Other (expense) income, net	(11)	322
Total other (expense) income, net	(1,553)	768
Net loss before provision for income taxes	(64,102)	(24,668)
Provision for income taxes	—	—
Net loss	$(64,102)	$(24,668)

Basic and diluted loss per common share	$(0.72)	$(0.28)
Weighted-average basic and diluted common shares outstanding	88,617,332	87,203,588